UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2008

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    At the 2008 Annual Meeting of Stockholders held on April 22, 2008, our stockholders approved amendments to our 2003 Stock Incentive Plan to include the following:

1.) to increase the number of common shares reserved for issuance under the plan by 1,000,000 from 5,900,000 to 6,900,000;

2.) to allow for performance-based restricted stock awards and restricted stock units that are paid thereunder to be deductible by us for federal income tax purposes under Section 162(m) of the code; and

3.) to effect certain other changes.

A copy of the 2003 Plan, as amended, is included as Exhibit 10.1 to this current report. The above description is qualified in its entirety by reference to such exhibit.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

        (e)  On April 22, 2008, the Company appointed Jesse Hunter as Executive Vice President, Corporate Development, reporting to Michael F. Neidorff, Chairman, President and Chief Executive Officer.  Mr. Hunter's compensation arrangement was adjusted to include a $400,000 annual base salary and 75% target bonus.  Subject to Compensation Committee approval, Mr. Hunter will receive 10,000 market price options to purchase Centene stock and 5,000 restricted stock units.  Those equity awards vest equally over five years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	2003 Stock Incentive Plan, as amended

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: April 25, 2008	By:	/s/ Keith H. Williamson
Keith H. Williamson Senior Vice President, Corporate Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	2003 Stock Incentive Plan, as amended